Exhibit 99.1

Contact:	Monica Martines	(216) 441-7346 / cell (216) 533-3751
	Jennifer Rosa	(216) 429-5037

For release Thursday, April 30, 2009

TFS Financial Corporation Declares Sixth Dividend

TFS Financial Corporation (Nasdaq: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, announced that on April 29, 2009 the Board of Directors declared the Company’s sixth quarterly cash dividend of $0.07 per share, payable on May 29, 2009 to stockholders of record on May 15, 2009. Third Federal Savings and Loan Association of Cleveland, MHC, has waived its right to receive the dividend on the 227,119,132 shares of common stock it owns.